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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 33-64367) pertaining to the Sonat Inc. Executive Award Plan and the related Prospectus and (ii) the Registration Statement (Form S-8, No. 33-50142) pertaining to the Sonat Savings Plan and the related Prospectus of our report dated April 20, 1998, with respect to the supplemental consolidated financial statements of Sonat Inc. for the three years ended December 31, 1997, included in the Current Report (Form 8-K), filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

Birmingham, Alabama
April 20, 1998